Exhibit 99.1

Texas Roadhouse, Inc. Announces Quarterly Dividend

LOUISVILLE, Ky (August 16, 2019) – On August 15, 2019, Texas Roadhouse, Inc.’s (Nasdaq: TXRH) Board of Directors authorized the payment of a cash dividend of $0.30 per share of common stock. This payment will be distributed on September 27, 2019, to shareholders of record at the close of business on September 11, 2019.

About the Company

Texas Roadhouse is a casual dining concept that first opened in 1993 and today has grown to over 590 restaurants system-wide in 49 states and ten foreign countries. For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release that are not historical facts, including, without limitation, those relating to our anticipated financial performance, are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the actual number of restaurants opening; the sales at these and our other company and franchise restaurants; changes in restaurant development or operating costs, such as food and labor; our ability to acquire franchise restaurants; our ability to integrate the franchise restaurants we acquire or other concepts we develop; our ability to continue to generate the necessary cash flows to fund our new restaurant growth, continue our share repurchase program and pay a quarterly cash dividend; strength of consumer spending; pending or future legal claims; breaches of security; conditions beyond our control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customers or food supplies; food safety and food-borne illness concerns; acts of war or terrorism and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.

Contacts:

Investor Relations

Tonya Robinson

502-515-7269

Media

Travis Doster

502-638-5457